                                                                     Exhibit 4.2

                                                                  Execution Copy



                                 LOAN AGREEMENT

                                 By and Between

                 CONSTELLATION 3D TECHNOLOGY LIMITED, as Lender

                                       and

                       CONSTELLATION 3D, INC., as Borrower

                          Dated as of November 16, 2001

         This LOAN AGREEMENT, is made as of November 16, 2001, by and between CONSTELLATION 3D TECHNOLOGY LIMITED, a corporation organized under the laws of the British Virgin Islands (the "Lender"), and (ii) CONSTELLATION 3D, INC, a
                                 ------
corporation organized under the laws of the State of Delaware (the "Borrower").
                                                                    --------

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lender provide a term loan facility to the Borrower in a principal amount equal to US Fifteen Million Dollars ($15,000,000), with a right of the Lender to increase the principal amount up to US Twenty Million Dollars ($20,000,000).

         WHEREAS, the Lender is willing to advance such loan for the purposes specified herein, but only on the terms and subject to the conditions set forth herein.

         WHEREAS, the Lender has received a loan from TIC Target Invest Consulting, LLC, a financing corporation organized under the laws of St. Kitts & Nevis ("TIC"), equal to US Fifteen Million Dollars ($15,000,000) pursuant to
        ---
that certain Loan Agreement, of even date herewith, by and between TIC and the Lender (the "TIC Loan Agreement").
             ------------------

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                             SECTION 1. DEFINITIONS
                             ----------------------

         1.1. Defined Terms. As used in this Agreement, the following terms have
              -------------
the following meanings:

         "Affiliate" means any Person which directly or indirectly controls, or
          ---------
is under common control with, or is controlled by, another Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that in any
                                                --------  -------
event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" means this Loan Agreement, as amended, supplemented or
          ---------
otherwise modified from time to time.

         "Approved Budget" means the budget of the Borrower previously delivered
          ---------------
to the Lender and monitored monthly by the Board of Directors of the Borrower.

         "Assignment Agreement" means the Assignment Agreement, of even date
          --------------------
herewith, by and among TIC, the Lender and the Borrower.

         "Borrower" shall have the meaning set forth in the Heading to this
          --------
Agreement.

         "Business Day" means any day on which commercial banks in the State of
          ------------
New York are not authorized or required by law to close.

         "Closing Date" means November 16, 2001 (or such later date as the
          ------------
Borrower may request and is acceptable to the Lender in its sole discretion) if on such date all conditions precedent contained in Section 4.1 are satisfied.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended from
          ----
time to time.

         "Common Stock" means the common stock, par value $.00001 per share, of
          ------------
the Borrower.

         "Commonly Controlled Entity" has the meaning set forth in Section 6.7
          --------------------------
hereof.

         "Contractual Obligation" means, as to any Person, any provision of any
          ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "DeAM" means DeAM Convertible Arbitrage Fund Ltd.
          ----

         "Debentures" means the Borrower's 5% Senior Secured Convertible
          ----------
Debenture Due Oct ober 1, 2006 issued to Halifax Fund in the aggregate principal amount of $5,000,000.

         "Default" means any of the events specified in Section 7, whether or
          -------
not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Default Rate" means, for any day, a rate per annum equal to the
          ------------
interest rate of eight percent (8%) otherwise applicable to the Loan, plus an additional one and one-half percent (1.5%).

         "Dollars" and "$" means dollars in lawful currency of the United States
          -------       -
of America.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time.

         "Event of Default" means any of the events specified in Section 7;
          ----------------
provided, however, that any requirement for the giving of notice, the lapse of
--------  -------
time, or both, or any other condition has been satisfied.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------

         "Funding Date" has the meaning set forth for such term in Section 2.4
          ------------
of the TIC Loan Agreement.

         "GAAP" means generally accepted accounting principles in the United
          ----
States of America as in effect from time to time.

         "Governing Documents" means, as to any Person, the articles or
          -------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person.

         "Governmental Authority" means any nation or government, any state or
          ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person, a guarantee, an
          --------------------
endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation or the payment of distributions of a partnership, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. Each of the terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Borrower.

         "Halifax Fund" means Halifax Fund, L.P., a Cayman Islands limited
          ------------
partnership.

         "Indebtedness" of a Person, means, at a particular date, all items of
          ------------
indebtedness, obligation or liability (other than accounts payable arising, and accrued expenses incurred, in the ordinary course of business) incurred by the Borrower to any Person other than the Lender whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or severally, including, but without limitation or duplication: (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person; (b) all obligations of such Person upon which interest charges are customarily paid; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person;
(d) all obligations of such Person to pay the deferred purchase or acquisition price of property or services, (e) all Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (f) all Guarantee Obligations of such Person; (g) all obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person and (h) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof).

         "Lender" shall have the meaning set forth in the Heading to this
          ------
Agreement.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
          ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

         "Loan" shall have the meaning set forth in Section 2.1 hereof
          ----

         "Loan Documents" means, collectively, the Note and the Assignment
          --------------
Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the
          -----------------------
business, properties, prospects, assets, operations, results of operations or financial condition of the Borrower and its subsidiaries (taken as a whole), (b) the validity or enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement or any Loan Document, (c) the rights and remedies of the Lender under any of the Loan Documents, or (d) the timely payment of the principal of or interest on the Loan.

         "Maturity Date" means October 1, 2006.
          -------------

         "Note" shall have the meaning set forth in Section 2.2.
          ----

         "Obligations" means the unpaid principal amount of, and interest
          -----------
(including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on, the Note, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note or any other Loan Document and any other document made, delivered or given to or by the Borrower in connection with the transactions contemplated hereby or thereby, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursement of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of the Loan Documents) or otherwise.

         "Permitted Liens" means (i) Liens created by, under or in connection
          ---------------
with this Loan Agreement or the Loan Documents, (ii) Liens for taxes and other charges not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (and as to which the property subject to such Lien is not yet subject to foreclosure, sale or loss on account thereof), (iii) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, workman's and other like Liens, provided that such Liens secure only amounts not
                                --------
yet due and payable or amounts being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (and as to which the property subject to such lien is not yet subject to foreclosure, sale or loss on account thereof), (iv) pledges or deposits made to secure payment under worker's compensation insurance, unemployment insurance, pensions, social security programs, public liability laws or similar legislation, (v) Liens arising from good faith deposits in connection with or to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), and (vi) any attachment or judgment lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay.

         "Person" means an individual, partnership, corporation, limited
          ------
liability company, business trust, joint stock company, trust, voluntary association, joint venture, Governmental Authority or other entity of whatever nature.

         "Requirement of Law" means, with respect to any Person, the Governing
          ------------------
Documents of such Person, if applicable, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Sands Debt" means the Borrower's 10.0% Subordinated Convertible
          ----------
Debenture in the original principal amount of $4,000,000 issued to Sands Brothers Venture Capital Associates, LLC ("Sands") on March 24, 2000, as
                                           -----
modified by the Restructuring Agreement, dated as of October 16, 2001, by and between the Borrower and Sands.

         "SEC" means the Securities and Exchange Commission.
          ---

         "SEC Documents" means all reports, schedules, forms, statements and
          -------------
other documents filed by the Borrower with the SEC pursuant to the reporting requirements of the Securities Act or the Exchange Act, including, without limitation, all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein.

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Security Agreement" means the Security Agreement, dated as of October
          ------------------
1, 2001, by and among the Borrower, the Subsidiaries, Halifax Fund and Lender.

         "Security Holders Agreement" means the Security Holders Agreement, of
          --------------------------
even date herewith, by and among the Lender, TIC, and the Borrower.

     "Subsidiary" means any corporation or other entity with respect to which a
      ----------
majority of the voting stock or interests are owned directly or indirectly by the Borrower.

     "TIC" has the meaning set forth in the Recitals to this Agreement.
      ---

     "TIC Loan Agreement" has the meaning set forth in the Recitals to this
      ------------------
Agreement.

     "Uniform Commercial Code" has the meaning set forth in the Security
      -----------------------
Agreement.

     1.2. Other Definitional Provisions.
          -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, all accounting terms relating to the Borrower not defined in Section 1.1 and all accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                     SECTION 2. AMOUNT AND TERMS OF THE LOAN
                     ---------------------------------------

     2.1. Loan. Subject to the terms and conditions hereof, the Lender agrees to
          ----
make a term loan (the "Loan") to the Borrower in an initial principal amount of
                       ----
US Fifteen Million Dollars ($15,000,000) on a senior secured basis. Notwithstanding anything contained herein to the contrary, the Lender shall have the right, at any time within twelve (12) months after the Closing Date, upon at least five (5) days prior written notice to the Borrower, to advance up to an additional US Five Million Dollars ($5,000,000) to the Borrower (the "Additional
                                                                      ----------
Amount"), upon the same terms, and subject to the same conditions, as the
------
initial amount of the Loan advanced on the Funding Date. If the Lender exercises its right to advance such Additional Amount to the Borrower hereunder, (i) the Borrower will accept such Additional Amount, and all references herein and in the Loan Documents to the "Loan" shall mean the aggregate amount of the Loan as advanced in each such drawing, (ii) the aggregate amount of the Loan shall bear a single interest rate, shall accrue commencing on the Funding Date with respect to the initial amount of the Loan and on the Subsequent Advance Date with respect to the Additional Amount (as defined below) and shall be payable at the Maturity Date, (iii) the Loan shall be evidenced by a single Note, and (iv) notwithstanding anything to the contrary contained herein, the Lender shall not be required to fund the Additional Amount unless all conditions precedent set forth in Section 4 shall have been satisfied for such advance and all representations and warranties set forth in Section 3 shall be true and correct as of the date of such advance (the "Subsequent Advance Date"), and the
                                             -----------------------
Lender shall have received a certificate of an authorized officer of the Borrower pursuant to Section 4.2(d) hereof to such effect. In connection with such subsequent drawing, the Lender shall deliver the original Note made by the Borrower at the Funding Date to the Borrower for cancellation, and the Borrower shall promptly make an amended Note identical to the original Note in all respects except that the principal amount thereof shall be increased to reflect such Additional Amount.

     2.2. Note. The Loan made by the Lender shall be evidenced by one (1) duly
          ----
executed promissory note of the Borrower, in the form of Exhibit A hereto (the
                                                         ---------
"Note"), payable to the order of the Lender and evidencing the obligation of the
 ----
Borrower to pay a principal amount equal to the amount of the Loan. The Note shall (a) be dated the Funding Date, (b) be stated to mature on the Maturity Date, (c) be entitled to the benefit of this Agreement and (d) bear interest on the principal amount thereof at the applicable interest rate per annum determined as provided in Section 2.5. Interest on the Note shall be payable as specified in Section 2.5

     2.3. Use of Proceeds of Loan; Procedures for Utilizing Proceeds of Loan.
          ------------------------------------------------------------------

          (a) The Loan shall be used by the Borrower to fund further technological development and commercialization in accordance with the Approved Budget, to repay certain existing Indebtedness of the Borrower as set forth on
Schedule 2.3 and for other general corporate purposes in accordance with the
------------
procedures set forth in Sections 2.3(b) and (c) below.

          (b) Notwithstanding anything to the contrary contained herein, except as otherwise may be agreed to by TIC, the Borrower may apply the proceeds of the Loan to satisfy the Borrower's operating liabilities only if and to the extent such liabilities are set forth in detail (including any payments to be made to Subsidiaries in respect of such Subsidiaries' operating liabilities) in a monthly report (a "Monthly Report") to be delivered by the Borrower to the
                   --------------
Lender and TIC. The Monthly Report shall identify separately payments to Persons affiliated with the Lender or the Borrower. The initial Monthly Report shall be delivered to the Lender and TIC on or prior to the Closing Date. The Lender and TIC shall, from time to time, establish procedures relating to (i) the timing of delivery of the Monthly Report and (ii) the content of the Monthly Report. Notwithstanding anything to the contrary contained herein, operating liabilities of less than $25,000 individually and $50,000 in the aggregate payable by the Company in any month shall not be subject to the restrictions set forth in this
Section 2.3(b) and need not be included in any Monthly Report. Any transfers from the Designated Account (as defined below) shall require the signatures of two (2) duly authorized officers of the Borrower.

          (c) Notwithstanding anything to the contrary contained herein, in no event shall the Borrower be entitled to utilize more than $3,000,000 of the Loan to repay outstanding Indebtedness, and, in any event, the Borrower may only repay the Indebtedness set forth on Schedule 2.3.
                                    ------------

     2.4. Procedure for Funding.
          ---------------------

          (a) The proceeds of the Loan shall be disbursed to the Borrower on the Funding Date. Within five (5) Business Days prior to the Funding Date, the Borrower shall establish a new account (the "Designated Account") with Chase
                                             ------------------
Manhattan Bank, N.A. (or such other U.S. bank reasonably acceptable to TIC). On the Funding Date, the Lender shall disburse the proceeds of the Loan by authorizing TIC to transfer the proceeds of the TIC Loan, in accordance with
Section 2.4(a) of the TIC Loan Agreement, directly to the Designated Account, in immediately available funds.

          (b) On the Closing Date, the Borrower shall deliver duly executed copies of the documents and payments listed in Section 4.1 hereto.

     2.5. Interest Rate on the Note.
          -------------------------

          (a) General. The Note shall bear interest at the rate of eight percent
              -------
(8%) per annum compounded annually and shall be payable at the Maturity Date.

          (b) Default Rate. If all or any portion of (i) any principal of the
              ------------
Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such overdue principal, interest or other amount is paid in full (and shall continue after any judgment as before any such judgment).

     2.6. Payment. The entire principal amount of the Loan, together with all
          -------
accrued but unpaid interest thereon and all other amounts owing from the Borrower to the Lender hereunder or under the Loan Documents shall be due and payable on the Maturity Date.

     2.7. Computation of Interest.
          -----------------------

          (a) Interest on the Loan shall be calculated on the basis of a 365-day year for the actual days elapsed.

          (b) Each determination of interest by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          (c) All payments (including prepayments) to be made by the Borrower hereunder and under the Note, whether on account of principal, interest, fees, reimbursement obligations or otherwise, shall be made without set-off or counterclaim and shall be made to the Lender at a bank account designated by it for such purpose, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

     2.8. Indemnity. The Borrower agrees to indemnify the Lender and TIC and all
          ---------
of their respective members, officers, directors, managers, employees, shareholders and partners and any of the foregoing persons' agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Lender
                                                                          ------
Indemnitees") and to hold the Lender Indemnitees harmless from any loss or
-----------
expense which the Lender Indemnitees may sustain or incur as a consequence of
(a) any misrepresentation or breach of warranty made by the Borrower in this Agreement or the Loan Documents or any other certificate or document contemplated hereby or thereby, (b) any default by the Borrower in payment when due of the principal amount of or interest on the Loan, (c) any other breach of any convenant, agreement or obligation of the Borrower in this Agreement or the Loan Documents and (d) any cause of action, suit or claim brought by or made against such Lender Indemnitee by a third party arising out of or resulting from
(i) the execution, delivery, performance or breach by the Borrower or enforcement of this Agreement or the Loan Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loan or (iii) the status of the Lender or the Borrower. Notwithstanding the foregoing, the Borrower will not be obligated to indemnify any Lender Indemnitee for losses arising solely out of such Lender Indemnitee's willful misconduct or fraudulent actions. This Section 2.8 shall survive termination of this Agreement and payment of the Note and is for the benefit of, and shall be enforceable by, TIC and its successors and assigns.

            SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            --------------------------------------------------------

     In order to induce the Lender to enter into this Agreement and to make the Loan herein provided for, the Borrower hereby represents and warrants to the Lender and TIC that as of the Closing Date and the Funding Date:

     3.1. Organization and Qualification. The Borrower and its Subsidiaries are
          ------------------------------
corporations (or, in the case of any Subsidiary which is not a corporation, a limited liability company) duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate or other power and authorization to own their properties and to carry on their business as now being conducted and currently contemplated. Each of the Borrower and its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Borrower has furnished to the Lender true and correct copies of the Borrower's Articles of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Borrower's By-laws, as in
             ----------------------------
effect on the date hereof (the "By-laws"). Schedule 3.1 sets forth all of the
                                -------    ------------
Subsidiaries of the Borrower.

     3.2. Authorization; Enforcement; Compliance with Other Instruments. (i) The
          -------------------------------------------------------------
Borrower has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Loan Documents, (ii) the execution and delivery of this Agreement and the Loan Documents by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Borrower's Board of Directors and no further consent or authorization is required by the Borrower, its Board of Directors or its shareholders, (iii) this Agreement and the Loan Documents have been duly executed and delivered by the Borrower, and (iv) this Agreement and the Loan Documents constitute the valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     3.3. No Conflicts. The execution, delivery and performance of this
          ------------
Agreement and the Loan Documents by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Borrower or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Borrower or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Borrower or any of its Subsidiaries or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 3.3, neither the Borrower nor any of its Subsidiaries is
             ------------
in violation of any term of, or in default under, (x) its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or By-laws, its organizational charter or any other Governing Document, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Borrower or its Subsidiaries. The business of the Borrower and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Borrower is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Borrower is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     3.4. SEC Documents; Financial Statements. Since January 12, 1999, the
          -----------------------------------
Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it when due with the SEC pursuant to the reporting requirements of the Exchange Act. The Borrower has delivered to the Lender true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Borrower included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Borrower to Lender which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

     3.5. Absence of Certain Changes. Except as set forth in the Quarterly
          --------------------------
Report on Form 10-Q filed by the Borrower with the SEC for the period ended September 30, 2001, since December 31, 2000, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Borrower or its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Borrower or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

     3.6. Absence of Litigation. There is no action, suit, proceeding, inquiry
          ---------------------
or investigation before or by any court, public board, governmental agency, self-regulatory organization or body pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower, the Common Stock of the Borrower or any of the Borrower's Subsidiaries or any of the Borrower's or the Borrower's Subsidiaries' officers or directors in their capacities as such, except as set forth in Schedule 3.6.
                                                    ------------

     3.7. No Undisclosed Events, Liabilities, Developments or Circumstances. No
          -----------------------------------------------------------------
event, liability, development or circumstance has occurred or exists with respect to the Borrower or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Borrower of its Common Stock and which has not been publicly disclosed.

     3.8. Employee Relations. Neither the Borrower nor any of its Subsidiaries
          ------------------
is involved in any material union labor dispute nor, to the knowledge of the Borrower or any of its Subsidiaries, is any such dispute threatened. Neither the Borrower nor any of its Subsidiaries is a party to a collective bargaining agreement. The Borrower and its Subsidiaries believe that relations between the Borrower and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Borrower that such officer intends to leave the Borrower or otherwise terminate such officer's employment with the Borrower.

     3.9. Intellectual Property Rights. (a) The Borrower and its Subsidiaries
          ----------------------------
own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, patent applications, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and confidential business information, computer software, and all other proprietary or intellectual property rights, and all goodwill associated with the foregoing (collectively, "Intellectual Property") necessary or desirable to conduct their respective
 ---------------------
businesses as now conducted or currently contemplated to be conducted in the future. None of the Borrower's Intellectual Property rights have expired or terminated, or, except as set forth in Schedule 3.9, are expected to expire or
                                       ------------
terminate within three (3) years from the date of this Agreement. The Borrower and its Subsidiaries do not have any knowledge of any infringement, interference or misappropriation by the Borrower or its Subsidiaries of or with Intellectual Property or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Borrower's knowledge, being threatened against, the Borrower or its Subsidiaries regarding Intellectual Property or other infringement, interference or misappropriation. The Borrower and its Subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property. To the knowledge of the Borrower or its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Borrower or its Subsidiaries.

          (b) To the extent the Borrower and its Subsidiaries own any Intellectual Property: The Borrower and/or its Subsidiaries possess all right, title and interest in and to such Intellectual Property, free and clear of any lien, claim, encumbrance, license, or other restriction (other than the Lien created pursuant to the Security Agreement); such Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of such Intellectual Property.

          (c) To the extent the Borrower and its Subsidiaries have the right to use any Intellectual Property: The license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect; no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; no party to the license, sublicense, agreement or permission has repudiated any provision thereof; the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and none of the Borrower or its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

          (d) To the knowledge of the Borrower and its Subsidiaries, none of the Borrower and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (e) Except as disclosed in the SEC Documents, none of the Borrower and its Subsidiaries has any knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product, process or Intellectual Property of any of the Borrower or its Subsidiaries.

     3.10. Environmental Laws. The Borrower and its Subsidiaries (i) are in
           ------------------
compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or
               ------------------
other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

     3.11. Title. The Borrower and its Subsidiaries have good and marketable
           -----
title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Borrower and its Subsidiaries, free and clear of all Liens, except for the Lien in favor of Halifax Fund created pursuant to the Security Agreement and Permitted Liens. Any real property and facilities held under lease by the Borrower or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Borrower and its Subsidiaries. The Borrower's and its Subsidiaries' principal place of business is located at the address set forth in Section 8.1.

     3.12. Insurance. The Borrower and each of its Subsidiaries are insured by
           ---------
insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Borrower and its Subsidiaries are engaged. Neither the Borrower nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Borrower nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business, operations or prospects of the Borrower and its Subsidiaries taken as a whole.

     3.13. Regulatory Permits. The Borrower and its Subsidiaries possess all
           ------------------
material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Borrower nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

     3.14. Internal Accounting Controls. The Borrower and each of its
           ----------------------------
Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.15. Foreign Corrupt Practices Act. Neither the Borrower, nor any
           -----------------------------
director, officer, agent, employee or other person acting on behalf of the Borrower or any Subsidiary has, in the course of acting for, or on behalf of, the Borrower, directly or indirectly: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

     3.16. Tax Status. The Borrower and each of its Subsidiaries has made or
           ----------
filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Borrower and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Borrower is not aware of any basis for any such claim.

     3.17. Certain Transactions. Except for arm's length transactions pursuant
           --------------------
to which the Borrower makes payments in the ordinary course of business upon terms no less favorable than the Borrower could obtain from third parties and other than the grant of stock options, none of the officers, directors or employees of the Borrower is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

     3.18. Brokers. Except for the fees payable to Rutkowski & Partner GmbH
           -------
described in Schedule 3.18, the Borrower has taken no action which would give
             -------------
rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Borrower or the Lender relating to the transactions contemplated by this Agreement and the Loan Documents.

     3.19. Solvency.
           --------

           (a) Based on the financial condition of the Borrower as of the Closing Date both before and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, the Borrower's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Borrower's existing debts and other liabilities (including contingent liabilities) as they mature.

           (b) Based on the financial condition of the Borrower as of the Closing Date both before and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, the Borrower's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including the Borrower's capital needs taking into account the particular capital requirements of the business conducted by the Borrower, and projected capital requirements and capital availability thereof.

           (c) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Borrower as of the Closing Date both before and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, the current cash flow of the Borrower, together with the proceeds the Borrower received from such transactions, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

           (d) The Borrower does not intend, and does not believe, that final judgments against the Borrower in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Borrower's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph
(c) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

           (e) Neither the Borrower nor any of its Subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

     3.20. Accuracy and Completeness of Information Provided. None of the
           -------------------------------------------------
documents or written information delivered by the Borrower in connection with the transactions contemplated by this Agreement and the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading (for purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final version of such document or written information was delivered by the Borrower to the Lender prior to the date hereof). There is no fact or information relating to the Borrower or its Subsidiaries that is known to the Borrower that could reasonably be expected to be material to the Borrower and its subsidiaries taken as a whole that has not been disclosed to the Lender and TIC.

     3.21. No Defaults. There is no Event of Default (as defined in Section 7
           -----------
hereof) and no event has occurred and no condition exists which, upon the giving of notice of the passage of time, or both, would constitute an Event of Default.

                         SECTION 4. CONDITIONS PRECEDENT
                         -------------------------------

     4.1.  Conditions to Closing. The obligation of the Lender to make the Loan
           ---------------------
shall be conditioned upon satisfaction of the following conditions precedent on or prior to the Closing Date:

           (a) Loan Documents. The Lender shall have received:
               --------------

               (i) this Agreement, duly executed by an authorized officer of the Borrower;

               (ii) the Assignment Agreement, duly executed by an authorized officer of the Borrower.

               (iii) the Security Holders Agreement, duly executed by an authorized officer of the Borrower;

           (b) Secretary's Certificate. The Lender shall have received a
               -----------------------
certificate of the secretary of the Borrower as to (i) the Certificate of Incorporation, (ii) the By-laws, (iii) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Loan Documents and each other document to be delivered by the Borrower pursuant hereto and (iv) the incumbency and signatures of the officers thereof.

          (c) Good Standing. The Lender shall have received a certificate of
              -------------
good standing with respect to the Borrower dated within three (3) days prior to the Closing Date, from (i) the Secretary of State of the State of Delaware and
(ii) the Secretary of State of the State in which the Borrower has its principal place of business.

          (d) No Litigation. No suit, action, investigation, inquiry or other
              -------------
proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any Loan Document or any of the transactions contemplated hereby or thereby or
(ii) which, in the judgment of the Lender, could reasonably be expected to have a Material Adverse Effect.

          (e) No Violation. The consummation of the transactions contemplated
              ------------
hereby and by the Loan Documents shall not contravene, violate or conflict with, nor involve the Lender in a violation of, any Requirement of Law.

          (f) No Default. No Default or Event of Default shall have occurred and
              ----------
be continuing on such date or after giving effect to the Loan.

          (g) Legal Opinion. The Lender shall have received the opinion of the
              -------------
Borrower's counsel in the form attached hereto as Exhibit B.
                                                  ---------

          (h) Termination of Gleneagles Fund Equity Line. The Borrower's equity
              ------------------------------------------
line with The Gleneagles Fund Company II shall have been terminated in a manner satisfactory to the Lender.

          (i) Waiver and Consent of Sands. Sands Brothers Venture Capital LLC
              ---------------------------
shall have (i) waived the prepayment obligation under the Sands Debt (except for the repayment of $2,000,000 of principal outstanding thereunder), and (ii) consented to (A) an extension of the maturity date of the Sands Debt in a manner satisfactory to Lender and its counsel and (B) the creation of the Obligations under this Agreement.

          (j) Consents. The Borrower shall have received all required consents
              --------
to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby and thereby including, without limitation, the consent of Halifax Fund and DeAM to the creation of the Obligations under this Agreement.

          (k) Additional Matters. All corporate and other proceedings, and all
              ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents, certificates and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     4.2. Conditions to Funding. The obligation of the Lender to make the Loan
          ---------------------
shall be conditioned upon satisfaction of the following conditions precedent on or prior to the Funding Date:

          (a) Loan Documents. The Lender shall have received:
              --------------

              (i) the Note in the form of Exhibit A, duly executed by an
                                          ---------
authorized officer of the Borrower.

          (b) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of the Borrower set forth in this Agreement that is not qualified by materiality shall be true and correct in all material respects, and each of the representations and warranties of the Borrower that is so qualified shall be true and correct, as of the date of this Agreement, and remains true and correct in all material respects, or true and correct, as the case may be, as of the Funding Date, with the same effect as though such representations and warranties had been made on and as of the Funding Date, except that representations and warranties that were made as of a specific date, other than the date of this Agreement, need be true and correct in all material respects, or true and correct, as the case may be, only as of such date.

          (c) Officer's Certificate. The Lender shall have received an Officer's
              ---------------------
Certificate of the Company, dated as of the Funding Date, in the form of Exhibit
                                                                         -------
C, duly executed by the President of the Borrower.
-

          (d) Funding under the TIC Loan Agreement. The funding of the Loan (as
              ------------------------------------
such term is defined in the TIC Loan Agreement) shall have occurred on or prior to the Funding Date.

                        SECTION 5. AFFIRMATIVE COVENANTS
                        --------------------------------

     The Borrower hereby agrees that, so long as the Loan remains outstanding and unpaid or any other amount is owing to the Lender hereunder, the Borrower shall:

     5.1. Certificates; Other Information. Furnish to the Lender promptly, such
          -------------------------------
financial and other information regarding the Borrower and its credit status as the Lender may from time to time reasonably request.

     5.2. Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

     5.3. Compliance with Governing Documents. Comply with all terms,
          -----------------------------------
requirements and restrictions of its Governing Documents.

     5.4. Conduct of Business and Maintenance of Existence. Continue to engage
          ------------------------------------------------
in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     5.5. Notices. Promptly notify the Lender in writing of:
          -------

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) threatened or commenced litigation, investigation or proceeding by any Governmental Authority affecting the Borrower.

          (c) the occurrence of any event described in Section 4043 of ERISA, or receipt by the Borrower of any notice that it is not in full compliance with the requirements of ERISA and regulations thereunder; or receipt by the Borrower of notice from the administrator of any multi-employer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute that such plan has been placed in reorganization;

          (d) the conveyance, sale, lease, assignment, transfer or other disposition of any property, business or assets of the Borrower having a value of $50,000 or more;

          (e) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

                          SECTION 6. NEGATIVE COVENANTS
                          -----------------------------

     The Borrower hereby agrees that, so long as the Loan remains outstanding and unpaid, or any other amount is owing to the Lender hereunder, without the prior written consent of TIC and the Lender, the Borrower shall not (or permit any Subsidiary to):

     6.1. Limitation on Indebtedness: Create, incur, assume, guarantee, secure,
          --------------------------
or in any manner become liable in respect of, any additional Indebtedness unless such Indebtedness is expressly subordinated to the Note (to the reasonable satisfaction of the Lender ) and has a maturity date that is later than the Maturity Date. The Borrower agrees that the Sands Debt, the Debentures and the 5% Convertible Debentures due October 1, 2006 issued to DeAM shall be made expressly pari passu with the Note pursuant to an intercreditor agreement reasonably acceptable to Lender and its counsel.

     6.2. Limitation on Liens. Create, incur or permit to exist any security
          -------------------
interest, lien or other encumbrance on or with respect to any assets of the Borrower or any of its Subsidiaries other than Permitted Liens.

     6.3.  Dividends and Purchase of Stock. Declare or pay any dividend, in cash
           -------------------------------
or otherwise, on any shares of any class of, nor make any distribution on account of, nor redeem, retire, purchase or otherwise acquire directly or indirectly, any of its capital stock.

     6.4.  Event of Default. Suffer to exist any event of default under any
           ----------------
material provision of any other financing agreement binding on it.

     6.5.  Line of Business. Enter into any lines or areas of business
           ----------------
substantially different from the business activities in which it is presently engaged.

     6.6.  Subsidiaries. Create or acquire any Subsidiaries (other than
           ------------
Subsidiaries established to hold "non-core business" assets of the Company approved by a majority of the Board of Directors, including at least one (1) director designated by TIC).

     6.7.  ERISA Compliance. (a) Engage in any "prohibited transaction," as
           ----------------
defined in Section 406 or Section 203(a) of ERISA, incur any "accumulated funding deficiency," as defined in Section 302 of ERISA, whether or not waived, or terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to Section 4068 of ERISA, (b) "terminate," as that term is defined in ERISA, any multi-employer plan to which the Borrower or any trade or business (whether or not incorporated), which is under "common control" (as defined in the Internal Revenue Code) (a "Commonly
                                                                     --------
Controlled Entity") and of which the Borrower is a part, has an obligation to
-----------------
contribute, (c) "withdraw," as that term is defined in ERISA, from any multi-employer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute, or (d) "partially withdraw," as that term is defined in ERISA, from any multi-employer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute.

     6.8.  Sale of Subsidiary Stock. Transfer, assign, pledge or otherwise
           ------------------------
dispose of shares of stock of any Subsidiary other than to Halifax Fund in accordance with the terms of the Security Agreement.

     6.9.  Prepayment. Prepay any Indebtedness (other $3,000,000 of
           ----------
Indebtedness, $2,000,000 of which may only be used to prepay the Sands Debt).

     6.10. Transactions. Enter into any transaction that could, individually or
           ------------
in the aggregate, have a Material Adverse Effect on Borrower's ability to repay the Obligations.

     6.11. Transactions with Affiliates. Enter into, or permit its Subsidiaries
           ----------------------------
to enter into, any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or its Subsidiaries, as the case may be, as would be obtainable by any of them in a comparable arm's-length transaction with a Person other than an Affiliate.

                    SECTION 7. EVENTS OF DEFAULT; RIGHTS AND
                    ----------------------------------------
                        REMEDIES UPON AN EVENT OF DEFAULT
                        ---------------------------------

     7.1. Events of Default. The occurrence of any one or more of the following
          -----------------
shall constitute an Event of Default hereunder:

          (a) The Borrower shall fail to pay any principal on the Note when due in accordance with the terms thereof or hereof, or to pay any amount payable hereunder or under any Loan Document.

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any Loan Document, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

          (c) The Borrower shall default in the observance or performance of any material obligation, other than the obligation for payment of money hereunder or under the Note, hereunder or under any Loan Document, or any other agreement to which Lender and the Borrower are parties, and such default shall continue unremedied for a period of five (5) Business Days.

          (d) The Borrower shall fail to pay Indebtedness exceeding $250,000 in the aggregate when due to any Person, and such failure shall continue beyond any applicable grace period, or any other event shall have occurred such that as a result thereof the holders thereof shall have accelerated or shall have the right (upon the giving of notice, the passage of time, or both) to accelerate such Indebtedness, or any other event of default shall have occurred, and shall have been caused by the Borrower, under any other agreement binding upon it.

          (e) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, composition, extension or other relief with respect to its debts, or (B) seeking appointment of a receiver, conservator or other similar official for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of forty-five (45) days or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against the Borrower.

          (f) Any execution or attachment shall be levied against any material properties of the Borrower, and such attachment shall not be set aside, discharged or stayed within thirty (30) calendar days after the same shall have been levied.

          (g) Any money judgment, writ or warrant of attachment, or similar process in excess of $250,000 in the aggregate shall be entered or filed against the Borrower or any of its Subsidiaries and shall remain unpaid, unvacated, unbonded and unstayed for a period of ten (10) days.

          (h) The public announcement of a "going private" transaction under Rule 13e-3 promulgated pursuant to the Exchange Act.

          (i) The public announcement of a tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act.

     7.2. Rights and Remedies upon an Event of Default. Upon the occurrence of
          --------------------------------------------
an Event of Default, and in every such event and at any time thereafter, the Lender may, upon written notice to the Borrower, take any of the following actions without prejudice to the rights of the Lender to enforce its claims against the Borrower and its Subsidiaries:

          (a) Acceleration of Loan. Declare the unpaid principal of and any
              --------------------
accrued interest in respect of the Loan and the Note to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and its Subsidiaries; provided, however, that, notwithstanding the foregoing, if an
                  --------  -------
Event of Default specified in Sections 8.1(a), (c), (e), (f), (g), (h) and (i) shall occur, then the Note and the Loan shall immediately become due and payable without the giving of any notice or other action by the Lender.

          (b) Enforcement of Rights. Enforce any and all Liens and security
              ---------------------
interests in favor of the Lender in respect of the Note and the Loan and any other amounts due, including, without limitation, all rights and interests created and existing under the Loan Documents and all rights of set-off.

          (c) Other Remedies. Exercise any other right or remedy available to
              --------------
the Lender under applicable law or in equity.

                            SECTION 8. MISCELLANEOUS
                            ------------------------

     8.1. Notices. All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by facsimile). Unless otherwise expressly provided herein, any such notice, request or demand shall be deemed to have been duly given or made when delivered by hand, or three
(3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent, receipt electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

      The Borrower:

                    Constellation 3D, Inc.
                    805 Third Avenue, 14/th/ Floor
                    New York, New York  10022
                    Attention: Craig Weiner, Esq.
                    Telephone: (212) 308-3572
                    Facsimile: (212) 308-3573

      The Lender:

                    Constellation 3D Technology Limited
                    c/o Zysman, Aharoni, Gayer and Co.
                    52A Hayarkan Street
                    Tel-Aviv 63432, Israel
                    Attention: Jonathan Sherman, Adv.
                    Telephone: 972-3-79-55-555
                    Facsimile: 972-3-79-55-550

     8.2. No Waiver; Cumulative Remedies. No failure to exercise and no delay in
          ------------------------------
exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.3. Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

     8.4. Payment of Expenses and Taxes. (a) The Borrower agrees to reimburse
          -----------------------------
TIC or its counsel, accountants or designees, as applicable, for its legal, accounting and other fees and expenses relating to the negotiation and execution of this Agreement, the Loan Documents, the TIC Loan Agreement and the transactions contemplated thereby up to $100,000 in the aggregate. The Borrower will make such payment to TIC and/or its attorneys, accountants or other designees on the Funding Date.

          (b) The Borrower agrees to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Loan Documents and any other documents related hereto or thereto, including, without limitation, reasonable fees and disbursements of counsel to the Lender, and to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, withholding taxes, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the enforcement, performance and administration of this Agreement, the Note, the other Loan Documents and any such other documents, or the use of the proceeds of the Loan.

     8.5.  Maximum Interest Rate. Anything herein to the contrary
           ---------------------
notwithstanding, the Lender shall not charge, take or receive from the Borrower, and the Borrower shall not be obligated to pay to the Lender, any amounts constituting interest on the Loan in excess of the maximum rate permitted by applicable law.

     8.6.  Modifications. No modification or waiver of any provision of this
           -------------
Agreement or of the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstance.

     8.7.  Assignment; Successors and Assigns. No party hereto may assign or
           ----------------------------------
transfer any of its rights or obligations hereunder without the consent of the other party; provided, however, that the Lender may assign or otherwise transfer
             --------  -------
all or any portion of its rights or obligations under this Agreement, the Note and the other Loan Documents. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of the Note and their respective successors and assigns.

     8.8.  Entire Agreement. This Agreement together with the Loan Documents
           ----------------
constitutes the entire agreement and understanding of the parties hereto with respect to the subject matters contained herein and therein.

     8.9.  Severability. In case any one or more of the provisions contained in
           ------------
this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     8.10. Further Assurances. The Borrower shall take all actions as Lender
           ------------------
shall reasonably request to more fully carry out the intentions of this Agreement and the Loan Documents.

     8.11. Counterparts. This Agreement may be executed by one or both of the
           ------------
parties to this Agreement on separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.12. Governing Law. This Agreement and the Note and the rights and
           -------------
obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     8.13. Specific Performance. The Borrower acknowledges and agrees that
           --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Lender shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Lender may be entitled by law or equity.

     8.14. No Third Party Beneficiaries. Except for TIC, which shall be a
           ----------------------------
third-party beneficiary of this Agreement, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     8.15. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER AND THE LENDER EACH
           -----------------------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION
8.1 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     8.16. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY
           --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE AND FOR ANY COUNTERCLAIM THEREIN.

         8.17. No Recourse. Notwithstanding any of the terms or provisions of
               -----------
this Agreement, the Borrower agrees that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, manager, partner, member or stockholder of the Lender or any of its Affiliates in connection with or arising out of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby.

         8.18. Filing of Form 8-K. As soon as reasonably practicable after the
               ------------------
date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K announcing and describing the terms of the transactions contemplated by this Agreement and the Loan Documents, a copy of which shall be provided to TIC and the Lender for its review and comment prior to such filing with the SEC. Without limiting the generality of the foregoing, the parties hereto agree to consult with each other before issuing any press release or making any public filing that describes any terms of the transactions contemplated by this Agreement. In addition, neither the Lender nor the Borrower will issue and press release or any public filing which identifies TIC without the prior consent of TIC.

         8.19. Acknowledgments. The Borrower hereby acknowledges that: (a) it
               ---------------
has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents to which it is a party; (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower on one hand, and the Lender, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Borrower and the Lender.

                             [signature page follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                            CONSTELLATION 3D, INC.


                                            By: /s/ Leonardo Berezowsky
                                               ---------------------------------
                                               Name:  Leonardo Berezowsky
                                               Title: Director



                                            CONSTELLATION 3D TECHNOLOGY LIMITED


                                            By: /s/ Eugene Levich
                                               ---------------------------------
                                               Name:  Eugene Levich
                                               Title: Director

                                    Exhibit A
                                    ---------

                                  FORM OF NOTE
                                  ------------

         FOR VALUE RECEIVED, CONSTELLATION 3D, INC., a corporation organized under the laws of the State of Delaware with its principal office located at 805 Third Avenue, 14/th/ Floor, New York, New York 10022 (the "Borrower"), hereby
                                                           --------
unconditionally promises to pay to the order of CONSTELLATION 3D TECHNOLOGY LIMITED, a corporation organized under the laws of the British Virgin Islands with its principal office located at 805 Third Avenue, 14/th/ Floor, New York, New York 10022 (the "Lender"), in immediately available funds, the principal
                     ------
amount of US FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000) on October 1, 2006 and to pay interest on the unpaid principal amount of this Note at a rate of eight percent (8%) per annum during the period commencing on the date hereof and thereafter, to be computed and paid as specified in the Loan Agreement (as defined below).

         This Note is the Note referred to in the Loan Agreement, dated as of November 16, 2001 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between the Borrower and the Lender, and is
           --------------
entitled to the benefits thereof. The terms of this Note are hereby supplemented in full by the terms of the Loan Agreement and the Loan Documents.

         Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

         This Note shall rank senior to all equity and debt of the Borrower, except that it shall rank pari passu with the Sands Debt and the Debentures.

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws.

                                            CONSTELLATION 3D, INC.

                                            By:_________________________________
                                               Name:
                                               Title:

                                    Exhibit B
                                    ---------

                              FORM OF LEGAL OPINION
                              ---------------------

                                    Exhibit C
                                    ---------

                           FORM OF CLOSING CERTIFICATE
                           ---------------------------

                                    Exhibit D

                         AGREEMENTS ON THE USE OF FUNDS

         Notwithstanding the provisions in the Loan Agreement between Constellation 3D, Inc. and Constellation 3D Technology Ltd., and more specifically Clause 6 of such agreement, it is hereby agreed between the parties that from the Loan provided to Constellation 3D Inc. the following payments are authorized and will take place:

         1. Payment of up to two million U.S. dollars ($2,000,000) to Sands Brothers.

         2. Payment of up to eight hundred thousand US dollars ($800,000) for existing debts to Constellation 3D Technology and subsidiaries.

         3. Security Deposit of one million two hundred and fifty thousand US dollars ($1,250,000) to be provided at Funding Date to Constellation 3D Technology Ltd. for a period of eighteen months from Funding Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

         CONSTELLATION 3D INC.

         By: /s/ Leonardo Berezowsky
            --------------------------------
         Name:  Leonardo Berezowsky
         Title: Director

         CONSTELLATION 3D TECHNOLOGY LIMITED

         By: /s/ Eugene Levich
            --------------------------------
         Name:  Eugene Levich
         Title: Director

         TIC TARGET INVEST CONSULTING, LLC

         By:    Andre Khayyam
            --------------------------------
         Name:  Andre Khayyam
         Title: Managing Director
                                       7

         Title:    Managing Director

                                    Exhibit E

                            to Loan Agreement between
           Constellation 3D Technology Ltd. and Constellation 3D, Inc.
                             Dated November 16, 2001

Terms used in this Exhibit are taken from the Loan Agreement and the Option Agreement of the same date hereof

Constellation 3D Inc. commits to take all the necessary steps to guarantee that at the time of conversion, the shares that would result from converting the Conversion Amount divided by the Note Conversion Price shall be effectively registered.

By:   /s/ Leonardo Berezowsky
      -----------------------
Corp: Constellation 3D, Inc
Name: Leonardo Berezowsky
Title: Director

                                       8